Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form S-3 to Form S-16 (Nos. 2-62247), Registration Statement on Form S-3 (Nos. 33-3027, 33-16674, 33-19035, 333-129292, 333-132143 and 333-179639) and Registration Statement on Form S-8 (Nos. 33-40199, 33-15639,  333-26361,  333-62550, 333-67180,  333-150457 and 333-188116) of Ball Corporation of our report dated February 20, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

February 20, 2015